  Exhibit 32.2

MPHASE TECHNOLOGIES, INC.
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY  ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of mPhase Technologies, Inc., a New Jersey corporation (the "Company"), on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), I, Martin S Smiley, Chief Financial Officer of the Company certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin S. Smiley
Martin S. Smiley
Chief Financial Officer

May 15th, 2009